Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Berger Holdings, Ltd. (Commission File No. 33-64705) and the Registration Statement on Form S-3 of Berger Holdings, Ltd. (Commission File No. 333-15725) of our report dated February 19, 1997, which appears beginning on page F-1 of this Annual Report on Form 10-K of Berger Holdings, Ltd. for the year ended December 31, 1996.



                                     /S/ GOLDENBERG ROSENTHAL FRIEDLANDER, LLP
                                     ------------------------------------------
                                     Goldenberg Rosenthal Friedlander, LLP


Jenkintown, Pennsylvania
    March 25, 1997